Exhibit 10.5

Execution Version

THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”), dated as of October 15, 2025 (the “Effective Date”), is entered into by and between Beyond Meat, Inc., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee under the Indenture(the “Trustee”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (as defined below).

RECITALS

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of March 5, 2021 (the “Original Indenture” and, as amended by this First Supplemental Indenture, the “Indenture”), which Indenture governs the 0% Convertible Senior Notes due 2027 issued by the Company (the “2027 Notes”) under and in accordance with the provisions of the Indenture;

WHEREAS, Section 8.02 of the Original Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Indenture for the purpose of amending or supplementing the Indenture or the 2027 Notes or waiving compliance with the provisions of the Indenture or the 2027 Notes with the written consent of the Holders of at least a majority of the aggregate principal amount of the 2027 Notes then outstanding;

WHEREAS, on September 29, 2025, the Company commenced an exchange offer (the “Exchange Offer”) pursuant to which it offered to exchange any and all outstanding 2027 Notes for new 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 issued by the Company (the “New Notes”) and shares of its common stock, par value $0.0001 per share (the “New Shares” and, together with the New Notes, the “Offered Securities”), upon the terms and subject to the conditions set forth in an exchange offer memorandum and consent solicitation statement, dated as of September 29, 2025 (the “Offering Memorandum”);

WHEREAS, concurrently with the Exchange Offer, the Company solicited consents from the Holders of the 2027 Notes to certain proposed amendments (the “Proposed Amendments”) to the Original Indenture and the 2027 Notes, as described in the Offering Memorandum and set forth in Section 1.01 of this First Supplemental Indenture;

WHEREAS, the Company has received and caused to be delivered to the Trustee evidence of the consent to the Proposed Amendments received from Holders of a majority of the aggregate principal amount of the outstanding 2027 Notes (the “Requisite Consents”);

WHEREAS, the Company and the Trustee desire to enter into this First Supplemental Indenture on the Effective Date in order to give effect to the Proposed Amendments, which shall become operative immediately following the issuance of the Offered Securities on the settlement date of the Exchange Offer (the “Operative Date”); and

WHEREAS, all acts and requirements necessary to make this First Supplemental Indenture, when executed by the parties hereto, a legal, valid and binding supplement to the Original Indenture, according to its terms and the terms of the Original Indenture, have been done and performed.

NOW, THEREFORE, the parties hereto covenant and agree for the benefit of all Holders of the 2027 Notes, as follows:

ARTICLE ONE

AMENDMENTS

1.01 Certain Amendments to the Indenture and the 2027 Notes. Effective on the Operative Date, the Indenture and the 2027 Notes, as applicable, are hereby amended as follows:

(a) Section 3.02—Exchange Act Reports, Section 3.03—Rule144A Information, Section 3.05—Compliance and Default Certificates, Article 6—Successors (merger covenant), Section 7.01(A)(v)—Events of Default (failure to comply with Article 6) and Section 7.01(A)(vii)—Events of Default (cross defaults) of the Original Indenture shall be deleted in their entirety and replaced with “RESERVED.” For the avoidance of doubt, on and after the Operative

Date, the failure to comply with the terms of any of the foregoing Sections or Article 6 of the Original Indenture and the corresponding provisions of the 2027 Notes shall no longer constitute a Default or an Event of Default under the Indenture or the 2027 Notes and shall no longer have any consequence under the Indenture or the 2027 Notes.

(c) To the extent that any definitions set forth in Section 1.01 of the Original Indenture or elsewhere are solely used in the Sections deleted pursuant to subsection (a) above or Article 6, such definitions shall no longer apply or have any consequence in the interpretation of the Indenture or the 2027 Notes.

(d) All other provisions of the Indenture, including the terms of the 2027 Notes set forth in Exhibit A to the Original Indenture, and all certificates representing all outstanding 2027 Notes, will be deemed to be amended to reflect the amendments set forth above in this Section 1.01, mutatis mutandis.

ARTICLE TWO

MISCELLANEOUS

2.01 Relation to Original Indenture; Effectiveness; and Operation.

(a) Full Force and Effect. This First Supplemental Indenture supplements the Original Indenture and shall be a part of and subject to all terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Original Indenture and the 2027 Notes issued thereunder shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Original Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail. For the avoidance of doubt, all references to sections of the Original Indenture amended by this First Supplemental Indenture shall be to such sections as amended by this First Supplemental Indenture.

(b) Effectiveness of Amendments. Upon the execution and delivery of this First Supplemental Indenture on the Effective Date, this First Supplemental Indenture shall be effective. Notwithstanding the foregoing, the amendments set forth in Section 1.01 above shall not become operative until the Operative Date.

(c) GOVERNING LAW; WAIVER OF JURY TRIAL. THIS FIRST SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED BY THIS FIRST SUPPLEMENTAL INDENTURE.

(d) Separability Clause. If any provision of this First Supplemental Indenture is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this First Supplemental Indenture will not in any way be affected or impaired thereby.

(e) Confirmation of Indenture. Except as amended and supplemented hereby, the Original Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

(f) Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this First Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart. The Company agrees to assume all risks arising out of its use of digital signatures and electronic methods to submit communications to the Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

(g) Successors. All agreements of the Company in this First Supplemental Indenture will bind its successors. All agreements of the Trustee in this First Supplemental Indenture will bind its successors.

(h) Headings. The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of this First Supplemental Indenture.

(i) Trustee Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee. The Trustee is executing this First Supplemental Indenture pursuant to the Requisite Consents, which consent is deemed a direction to the Trustee to execute and deliver this First Supplemental Indenture, and in reliance on the Officer’s Certificate and Opinion of Counsel delivered to it concurrently herewith.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed all as of the date and year first written above.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
	Name:	Lubi Kutua
	Title:	Chief Financial Officer and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee.

By:	/s/ Bradley E. Scarbrough
	Name:	Bradley E. Scarbrough
	Title:	Vice President

[Signature Page – First Supplemental Indenture]